UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

VICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10390 Pacific Center Court

San Diego, CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 646-1100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 9, 2009, certain of the Federated Kaufmann Funds exercised warrants to purchase an aggregate of 856,578 shares of Vical Incorporated’s common stock at an exercise price of $2.25 per share. The warrants were issued in connection with Vical’s sale of common stock and warrants in a previously-announced financing transaction which was completed on May 27, 2009. As a result of the exercises, Vical received aggregate proceeds of $1.9 million. To facilitate the exercises, Vical and the Federated Kaufmann Funds waived a provision in the warrants which prohibited exercise if, as a result of the exercise, the holder of the warrant would beneficially own greater than 4.9% of Vical’s outstanding common stock. The waiver is limited to exercises which would not cause the holder’s beneficial ownership to exceed 19.99% of Vical’s outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Dated: December 10, 2009	By:	/s/ JILL M. BROADFOOT
Jill M. Broadfoot
Senior Vice President, Chief Financial Officer and Secretary

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